EXHIBIT 99.1

First Security Group, Inc. 531 Broad Street Chattanooga, TN 37402

FOR FURTHER INFORMATION:

Rodger B. Holley, Chairman & CEO	William L. (Chip) Lusk, Jr., EVP & CFO
Tel: (423) 308-2080	Tel: (423) 308-2070
Email: rholley@FSGBank.com	Email: clusk@FSGBank.com

First Security Group, Inc. Reclassifies Securities Loss; Revises Quarterly Results

CHATTANOOGA, Tenn., December 18, 2007 -- First Security Group, Inc. (Nasdaq: FSGI), a community bank holding company serving middle and east Tennessee and north Georgia, today announced that it will revise its earnings for the first quarter of 2007 and subsequent year-to-date periods contained in financial statements for the second and third quarters of 2007.  The revisions are related to First Security’s early adoption of Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159) based on interpretations of existing guidance by the Office of the Comptroller of the Currency (OCC), FSGBank’s primary federal banking regulator.  The revision will not affect other previously issued financial statements and will have no adverse impact on future periods.

SFAS 159 was released on February 15, 2007, and permitted early adoption retroactive to January 1, 2007, if the early adoption was made before April 30, 2007 and before the issuance of any interim financial statements.  SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value.  First Security’s decision to elect early adoption of SFAS 159 was based on a thorough review of the accounting literature regarding SFAS 159, and was made after consulting with its independent registered public accounting firm.  First Security’s Board of Directors, including its audit committee, approved the decision to elect early adoption.

As part of First Security’s adoption of SFAS 159, approximately $27.1 million in fixed rate investment securities were reclassified from ‘available-for-sale’ to ‘trading.’  As trading securities, First Security recognized the change in fair value of such trading securities through the income statement under the fair value option of SFAS 159.

In connection with the reclassification of the investment securities as trading securities, First Security recorded a $139 thousand mark-to-market gain in the first quarter of 2007, as reported in its earnings release on April 26, 2007.  In accordance with SFAS 159, First Security also reclassified a $481 thousand (after tax) unrealized loss on investment securities from ‘accumulated other comprehensive loss’ to ‘retained earnings’ as of January 1, 2007, which had no effect on total capital as both accounts are included in the stockholders’ equity section of the balance sheet.  The investment securities reclassified as trading securities were then sold early in the second quarter, with the proceeds used to reduce overnight borrowings.

First Security has decided to reverse its earlier decision to utilize the fair value option under SFAS 159 for the valuation of the investment securities.  At the time of early adoption, management believed that First Security’s application met both the technical requirements and the spirit of SFAS 159.  In subsequent discussions with the OCC, it was determined that the lack of on-going use of the fair value option did not meet the intent of the standard; therefore the first quarter investment securities election was deemed to be non-substantive.  Based on these evolving interpretations, management, in consultation with its independent registered public accounting firm, recommended restating First Security’s financial statements to rescind application of the fair value option of SFAS 159 to the selected investment securities. This recommendation was approved by First Security’s Board of Directors, including its audit committee, on December 12, 2007.

As a result, First Security will rescind its application of SFAS 159 to the securities previously reclassified from available-for-sale to trading as reported in its first quarter 2007 earnings release and Form 10-Q and will restate (1) net income for the three months ended March 31, 2007 to $2.4 million, or $0.13 per diluted share, from previously reported net income of $2.8 million, or $0.16 per diluted share, (2) net income for the six months ended June 30, 2007 to $5.2 million, or $0.30 per diluted share, from previously reported net income of $5.7 million, or $0.33 per diluted share, and (3) net income for the nine months ended September 30, 2007 to $8.3 million, or $0.47 per diluted share, from previously reported net income of $8.7 million, or $0.50 per diluted share. Accordingly, investors should no longer rely on the information and financial statements in the first quarter, second quarter and third quarter earnings releases dated April 26, 2007, July 24, 2007 and October 23, 2007, respectively, and the first, second and third quarter Form 10-Qs filed with the Securities and Exchange Commission on May 10, 2007, August 8, 2007 and November 9, 2007, respectively. First Security is filing amended Form 10-Qs reflecting the restatement simultaneously with this press release. There will be no negative impact on total capital, and the restatement will not affect other previously issued financial statements, or have any adverse impact on future periods.  Additionally, net income for the three months ended June 30, 2007 and for the three months ended September 30, 2007 will be unchanged from those originally reported.

“First Security elected to adopt SFAS 159 based on sound business reasons,” stated Rodger B. Holley, Chairman and Chief Executive Officer of First Security. “We matched short-term investment securities with short-term borrowings.  When volatility increased in the investment market, we sold the lower yielding investments and used the proceeds to pay down our highest costing liabilities.

“Although, in our opinion, we complied with all of the requirements of SFAS 159, comments from the OCC staff received in December of this year created uncertainty regarding our application of SFAS 159 to our first quarter reclassification of certain investment securities.  We felt our early adoption of the fair value option under SFAS 159 was consistent with the “spirit” of the statement, but the OCC has disagreed and we believe it is in the best interest of our shareholders to restate and move forward.”

First Security’s Chief Financial Officer, William L. (Chip) Lusk, Jr. concluded, “Our decision to rescind the application of SFAS 159 will have no effect on First Security’s cash flow, strong financial condition or the book value of our stock.  The decision to sell the investment securities that had been reclassified as trading securities and to use the proceeds to reduce overnight borrowings eliminated negative interest rate spread.  We expect future earnings to increase approximately $250 thousand per year (pre-tax) as a result of this action.”

About First Security Group, Inc.

First Security Group, Inc. is a bank holding company headquartered in Chattanooga, Tennessee with $1.2 billion in assets. Founded in 1999, First Security's community bank subsidiary, FSGBank, N.A. has 40 full-service banking offices along the interstate corridors of middle and east Tennessee and north Georgia. In Dalton, Georgia, FSGBank operates six full-service banking offices under the name of Dalton Whitfield Bank and two offices under the name Primer Banco Seguro (PBS); PBS serves the region's rapidly growing Latino population. FSGBank also operates six branches under the name of Jackson Bank & Trust along the I-40 corridor. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning, Internet banking (www.FSGBank.com) and equipment leasing through its wholly-owned subsidiaries, Kenesaw Leasing, Inc. and J & S Leasing, Inc.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission. First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.